EXHIBIT 10.1
[Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
LICENSE AGREEMENT
This Agreement, made and entered effective as of the 30th day of October, 2008 (the “Effective Date”), in the City of Montreal, Province of Quebec, by and between:
WINSTON LABORATORIES, INC., a Delaware corporation, having its head office and principal place of business at 100 Fairway Drive, Suite 134, Vernon Hills, Illinois, USA, 60061;
(hereinafter referred to as “Licensor”)
-and-
SANOFI-AVENTIS CANADA INC., a duly constituted company, having its head office and principal place of business at 2150, Saint-Elzéar Blvd. West., Laval, Québec, H7L 4A8;
(hereinafter referred to as “sanofi-aventis”)
WITNESSETH:
WHEREAS Licensor has discovered a proprietary compound of the TRPV-1 receptor modulator and neuronal calcium channel blocker class known as Civamide and also referred to as Zucapsaicin, including, without limitation, the Product, and potential back-up compounds and possesses proprietary technology and intellectual property rights relating thereto;
WHEREAS sanofi-aventis has expertise in the research, development, manufacture and commercialization of pharmaceutical products;
WHEREAS sanofi-aventis wishes to Commercialize the Product and explore its potential applications in various therapeutic applications; and

[Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
WHEREAS Licensor is willing to grant to sanofi-aventis the rights to use certain of its intellectual property rights to make, use, offer for sale, sell and import the Product and the Product Improvements in the Territory, as contemplated herein;
NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:
ARTICLE 1
DEFINITIONS
1.1
“Adverse Event” means any untoward medical occurrence in a patient administered a pharmaceutical product and which does not necessarily have a causal relationship with the Product. An Adverse Event can therefore be any unfavourable and unintended sign (including an abnormal laboratory finding, for example), symptom, or disease temporally associated with the use of a medicinal product, whether or not considered related to the medicinal product.

1.2
“Affiliate” means with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

1.3
“Agreement” “this Agreement”, “herein”, “hereby”, “hereunder”, “hereof”, “hereto”, and similar expressions mean this License Agreement together with (a) any and all Schedules referred to in this Agreement and (b) any and all amendments thereto in writing signed by the Parties.

1.4	“Agreement Term” means the term of this Agreement as set forth in Section 14.1.
1.5
“Approval” means all approvals, licenses, permits, authorizations, including pricing and reimbursement approvals as well as the Regulatory Approval required by the governing Authority in the Territory.

1.6
“Approved Labels and Inserts” means the Product labels and inserts set forth in the applicable Specifications subject to change solely by and in the sole discretion of sanofi-aventis upon ninety (90) days prior written notice.

[Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
1.7
“Authority” means, in any jurisdiction in the Territory, any applicable governmental or regulatory body, agency, official and other authority in such jurisdiction, including, for the purposes hereof, Health Canada, the Therapeutic Products Directorate, the Health Products and Food Branch Inspectorate or any replacement or successor authority.

1.8	[***]

1.9	[***]

1.10	[***]

1.11	[***]
1.12
“Cover” means (as an adjective or as a verb including conjugations and variations such as “Covered,” “Coverage” or “Covering”) that the developing, making, using, offering for sale, promoting, selling or importing of a given compound, formulation or product would infringe a Valid Claim in the absence of a license under the Patent Rights to which such Valid Claim pertains.

1.13	“Cumulative Net Sales” means the Net Sales of the Product in the Territory from the First Commercial Sales of the Product in the Territory.
1.14	[***]

1.15	“Delivery” has the meaning set forth in Section 4.13.

1.16	“Disclosing Party” has the meaning set forth in Section 11.1.

1.17	“Effective Date” means the date in the caption to this Agreement.

1.18	[***]
1.19
“First Commercial Sale” means the first invoiced sale of the Product to a Third Party by sanofi-aventis or its Affiliates following the receipt of any Regulatory Approval required for the sale of such Product, other than in connection with any investigational research or clinical study.

1.20	[***]

1.21	“GMP” means the current good manufacturing practices and standards contemplated by the Food and Drugs Act (Canada), as interpreted from time to time by the governing Authority.

[Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
1.22
“Intellectual Property” means all inventions, patents, patent applications, industrial design applications and registrations, trademarks, trademark applications and registrations, trade names, copyrights, copyright applications and registrations, processes, know-how, technology, formulae, trade secrets, proprietary information and any other proprietary rights in or to intangible property recognized in any jurisdiction in the world, now or hereafter existing, whether or not registered or registrable.

1.23	“Invention” means a Product-Related Invention or a Licensor Core Technology Invention.

1.24	[***]

1.25
“Laws” means all (a) constitutions, treaties, laws, statutes, codes, ordinances, orders, decrees, rules, regulations and municipal by-laws, whether domestic, foreign or international, (b) judgments, orders, writs, injunctions, decisions, rulings, decrees and words of any governmental or regulatory body or authority, and (c) all policies, voluntary restraints, practices and guidelines of any governmental or regulatory body or authority, in each case binding on or affecting the Party referred to in the context in which such word is used.

1.26	[***]

1.27	[***]

1.28	[***]

1.29	[***]

1.30
“Licensor Patents” means all those Patents Rights related to the Compound or the Product and core technology patents and patent applications in existence as of the Effective Date including those set forth in Schedule A, together with any renewal, division, continuation, or continuation-in-part of any of such patents and applications (in all such continuation-in-part applications, solely to the extent containing claims directed to subject matter specifically described in the patents and patent applications set forth in Schedule A), any and all patents issuing thereon, and any and all reissues, reexaminations, extensions, substitutions, divisions, renewals of or to any of the foregoing.

1.31	“Lien” means all liens, pledges, charges, mortgages, encumbrances, restrictions, licenses, adverse rights or claims and security interests of any kind or nature whatsoever.

1.32	[***]

[Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
1.33	[***]

1.34	[***]

1.35	“NDS” means New Drug Submission which is the regulatory filing with the governing Authority for approval to market a new drug.

1.36	“Net Sales” means [***]

1.37	“Party” means Licensor or sanofi-aventis, as the case may be, and “Parties” means Licensor and sanofi-aventis collectively.

1.38
“Patent Rights” means all rights under any patent or patent application in the Territory, including any substitution, extension or supplementary protection certificate, reissue, reexamination, renewal, division, continuation or continuations-in-part thereof.

1.39
“Person” means an individual, partnership, limited partnership, joint venture, trustee, trust, corporation, company, unlimited liability company, unincorporated organization or other entity or a government, state or agency or political subdivision thereof, and pronouns have a similarly extended meaning.

1.40
“Pharmacovigilance Data” means i) all serious and non-serious safety reports from unsolicited notifications collected worldwide either by sanofi-aventis or Licensor and its Affiliates; ii) Adverse Event including those related to quality defect, experience during pregnancy and lactation, even uneventful, drug exposure via parent, lack of efficacy, even uneventful, overdose (symptomatic or not), interaction (symptomatic or not), misuse and medication error (symptomatic or not), drug abuse, unintended beneficial effects and iii) Serious Adverse Events from solicited reports.

1.41
“Prepared for Transportation” means that a Product shall be labelled, identified, classified, packaged, sealed, documented and marked in accordance with the Specifications and all applicable Laws (including, without limitation, the preparation, use, communication and conversion of shipping documents, shipping manifests, additional documents required by Laws to be attached to the Products and shipping documents and manifests and information outlining the compliance of the packages with Laws).

1.42	“Product” means the human pharmaceutical products containing the Compound as an active pharmaceutical ingredient in a topical form for the treatment of Osteo-Arthritis [***]

[Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
1.43
“Product Improvement” means any and all Licensor Know How related to the Product developed by Licensor, Licensor’s affiliates or Licensor’s licensees in any country, during the term of this Agreement Covered (or not Covered) by any of the Licensor Patents, [***] .

1.44	“Product-Related Invention” has the meaning ascribed thereto in Section 8.1.

1.45	“Receiving Party” has the meaning set forth in Section 11.1.

1.46
“Regulatory Approval” means any and all approvals from the regulatory local agencies (including the notice of compliance issued by the governing Authority in respect to the Product) necessary for the manufacture and sale of the Product in the Territory.

1.47	[***]

1.48	[***]

1.49
“Schedules” means the attachments to this Agreement, unless otherwise specified, and the following are the Schedules attached to and incorporated in this Agreement by reference and deemed to be part hereof:

Schedule	Description
Schedule A	Licensor Patents
Schedule B	Technology Transfer
Schedule C	Batch Sizes
Schedule D	Purchase Prices
1.47
“Serious Adverse Event” means any untoward medical occurrence that at any dose results in death, is immediately life-threatening, requires inpatient hospitalization or prolongation of existing hospitalization, results in persistent or significant disability/incapacity, is a congenital anomaly/birth defect or is an important adverse medical event.

1.50
“Specifications” means the specifications necessary to manufacture, produce and supply the Product, including all information, data, formulae, quality control/quality assurance procedures, assays and reports, subject to change under the terms of this Agreement.

[Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
1.51	“Territory” means Canada.

1.52	“Third Party” means a person or entity other than (i) Licensor or any of its Affiliates and (ii) sanofi-aventis or any of its Affiliates.

1.53	“Trademark” means Licensor’s proprietary trademark CIVANEX™.

1.54
“Valid Claim” means a claim in any unexpired and issued Licensor Patents’ right(s) that has not been disclaimed, revoked or held invalid by a final unappealable decision of a court or government agency of competent jurisdiction.

ARTICLE 2
LICENSE GRANT
2.1	License Grant — Subject to the terms and conditions of this Agreement, Licensor grants to sanofi-aventis:
i)
the exclusive license (even as to Licensor), including the right to grant sublicenses, under the Licensor Patents, the Licensor Know-How, the Licensor Core Technology, the Licensor Core Technology Inventions and the Licensor Trademark, if any, in the Territory, to make, have made, use and Commercialize the Compound, the Product and Product Improvements in the Territory;

For greater certainty, sanofi-aventis may exercise its rights and obligations under this Agreement through its Affiliates, distributors and sub-distributors through multiple tiers. Such exercise shall not constitute a sublicense.

2.2
Retained Rights — The exclusivity of the above license is subject to the retained right of Licensor and its respective Affiliates to conduct development and manufacturing activities relating to the Compound and the Product, to the extent expressly contemplated by this Agreement.

2.3
Covenant not to sue — Licensor hereby covenants and agrees that, during the Agreement Term, it shall not assert against sanofi-aventis, its Affiliates or sublicensees (“Selling Party”), or any direct or indirect customer of sanofi-aventis, any claim of infringement of Intellectual Property arising out of or related to the use by a sanofi-aventis Selling Party or any customer of sanofi-aventis Selling Party, or Intellectual Property for the Product in the Territory, or otherwise in connection with enjoyment of the licenses described in this Article 2 or the performance of this Agreement, except in the case of a material breach of this Agreement by sanofi-aventis.

[Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
ARTICLE 3
DEVELOPMENT
3.1	[***]

3.2	[***]

3.3	[***]
ARTICLE 4
MANUFACTURE AND SUPPLY
4.1	[***]

4.2	[***]

4.3	[***]

4.4	[***]
4.5
Quality Assurance Agreement — Within one hundred and eighty (180) days of the execution of this Agreement, sanofi-aventis and Licensor shall execute a Quality Assurance Agreement (the “Quality Assurance Agreement”) to set forth the quality control and quality assurance obligations of the parties, the whole in compliance with GMP and applicable Laws.

4.6	[***]

4.7
Production capacity — During the Agreement Term, Licensor shall maintain production capacity for the manufacture of the Product, including the employment of fully trained and qualified personnel, at a level necessary to produce the amount of Products set forth in the forecasts.

4.8
Second manufacturing source — Sanofi-aventis, at its own cost and expense shall have the option to validate, qualify and obtain all approvals by any governing Authority for sanofi-aventis to act as a second source manufacturer (the “Second Source”) of the Product. Should sanofi-aventis exercise its option to become such Second Source, it shall notify Licensor of same. Licensor shall provide assistance to sanofi-aventis to file the regulatory document required at such time by the governing Authority. As such, Licensor shall initiate within ninety (90) days of the Effective Date, a Know-How transfer (in accordance with the guidelines set forth in Schedule B) in favour of sanofi-aventis to become such Second Source to manufacture the Product in the Territory. [***]

[Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
4.9	[***]

4.10	[***]

4.11	[***]

4.12	[***]

4.13	[***]

4.14	Risk of loss — Title to the Products sold hereunder shall pass to sanofi-aventis upon Delivery, whereupon sanofi-aventis shall assume all risk of loss and damage.

4.15
Shelf life — All Products manufactured by Licensor and sold to sanofi-aventis under this Agreement shall have dating equivalent to no less than eighty-five percent (85%) of the Product (or Product Improvement) approved shelf life at time of Delivery.

4.16	Unplanned Changes — Licensor agrees to make reasonable commercial efforts to comply with unplanned changes in orders submitted in accordance with Section 4.10.

4.17	[***]

4.18	Labels and Inserts — Licensor shall only use Approved Labels and Inserts in rendering the Product Prepared for Transportation.
ARTICLE 5
PRODUCT PURCHASE PRICE
5.1	[***]

5.2	[***]
ARTICLE 6
PROMOTION AND MARKETING
6.1	[***]

6.2	[***]

6.3	[***]

[Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
ARTICLE 7
ROYALTIES AND MILESTONES
7.1
Signing fee — Within ten (10) days from the execution of this Agreement, provided the regulatory dossier of the Product has been duly filed by the Licensor with the governing Authority, sanofi-aventis shall pay to Licensor a one-time sign-on fee in the amount of $CAN two million dollars ($2,000,000.00) to be converted at the average noon rate for the latest one hundred and twenty (120) days as quoted by the Federal Reserve Bank of New York (from May 8, 2008 to October 28, 2008), this average rate being 1.0525 for a total amount of USD one million nine hundred thousand and two hundred and thirty-eight dollars ($1,900,238.00).

7.2
Milestone payments — If the preconditions described below in this Section 7.2 are satisfied, and Licensor is not in default or breach of this Agreement, sanofi-aventis will make one or more of the following one-time payments to Licensor (each, a “Milestone Payment”), as follows;

7.3
(i) A first milestone payment of $CAN two million dollars ($2,000,000.00) payable within ten (10) days of the Regulatory Approval of the Product for sale in the Territory by the governing Authority, provided [***].

7.4	[***]

7.5	[***]

7.6	[***];

Each performance event payment shall be paid no more than once during the Agreement Term, at first occurrence of the event for the Product, regardless of how many times the event may be subsequently achieved with a Product or a Product Improvement.

[***]

7.7	Royalties — Sanofi-aventis shall pay to Licensor [***] the following payments [***] based upon the calendar year Net Sales [***].

7.8	[***]

[Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
7.9	Payment terms:

All amounts due between the Parties shall be paid in US dollars at the prevailing rate at the time of the wire transfer in immediately available funds to an account designated by the receiving Party or by such other commercial means as may be designated by the receiving party and, solely for payments made under Section 7.5, shall be made together with the submission of a quarterly report covering the Product or the Product Improvement with the following information:

(i)	the number of units sold and the amount of gross and Net Sales for the quarter;

(ii)	the royalties due to Licensor and calculations showing how such royalties were determined, including the royalty rate(s) applied to calculate the royalties due;

(iii)	the amount of taxes, if any, withheld to comply with any applicable Law;

(iv)	the exchange rates used in determining the payments due; and

(v)	[***].
(b)
The obligation to pay royalties to Licensor under this Agreement is imposed only once with respect to the same physical unit of a Product or Product Improvement. Sales of Product or Product Improvement amongst sanofi-aventis, its Affiliates and sublicensees shall not be subject to a royalty, but shall become subject to a royalty only when sold to a Third Party.

7.10	[***]
ARTICLE 8
OWNERSHIP OF INTELLECTUAL PROPERTY
8.1
Ownership of Product-Related Intellectual Property — Any Intellectual Property that is conceived or reduced to practice under this Agreement related to the Product, including any Product Improvements, enhancements and additions to, and extensions of, the Licensor Patents (a “Product-Related Invention”), whether patentable or not and whether made by sanofi-aventis, Licensor, jointly between the Parties or by a Licensor’s licensee outside of the Territory, shall be owned by Licensor.

8.2
Ownership of Licensor Core Technology Intellectual Property — Any Intellectual Property that is conceived or reduced to practice under this Agreement related to the Licensor Know-How for the Product, including any Product Improvements, enhancements and additions to, and extensions of, the Licensor Know-How and/or Licensor Core Technology patents, (a “Licensor Core Technology Invention”), whether patented or not and whether developed by Licensor, sanofi-aventis, a sublicense of sanofi-aventis or jointly between the Parties, shall be owned by Licensor.

[Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
ARTICLE 9
PATENT PROSECUTION AND MAINTENANCE
9.1	Licensor Patents —
(a)
Licensor shall prepare, file, prosecute (including interference and opposition proceedings) and maintain (including interferences, re-examination and opposition proceedings) (collectively, “Handle”) the Licensor Patents, at Licensor’s sole cost and expense.

(b)
Licensor must consult with sanofi-aventis as to the Handling of all Licensor Patents in the Territory in sufficient time before any action is due to allow sanofi-aventis to provide comments thereon, which comments Licensor must consider and address if provided to Licensor at least fifteen (15) days before such action is due. Should Licensor decide that it does not desire to Handle a Licensor Patent in the Territory, it shall advise sanofi-aventis thereof no less than forty-five (45) days prior to the date when the Licensor Patent would become abandoned. At the written request of sanofi-aventis, Licensor shall then, at no cost to Licensor, assign to sanofi-aventis such Licensor Patent and sanofi-aventis may thereafter Handle the same in sanofi-aventis’ name, at sanofi-aventis’ sole cost and expense, to the extent that sanofi-aventis desires to do so.

9.2	Infringement —
(a)	Each Party shall promptly provide written notice to the other Party during the Agreement Term of any known infringement or suspected infringement of any Licensor Patents by a Third Party.
(i)	[***]

(ii)	[***]
(b)
A Party that elects to bring and control an infringement action pursuant to this Section 9.2 shall provide prompt written notice to the other Party of any such suit commenced or action taken by such Party.

(c)
Upon written request, the Party bringing suit or taking action (“Initiating Party”) shall keep the other Party informed of the status of any such suit or action and shall provide the other Party with copies of all substantive documents communications filed in such suit or action. [***].

[Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
(d)	[***]

(e)	[***]

(f)	[***]
ARTICLE 10
REGULATORY MATTERS
10.1
Regulatory Approval — Licensor shall diligently prepare and file the applications for Regulatory Approval required to manufacture, have manufactured or Commercialize the Product in the Territory. Licensor hereby acknowledges and agrees that sanofi-aventis shall have the right to review and comment on the initial filing made to the governing Authority seeking Regulatory Approval of the Product in the Territory. Once the Product is approved for sale in the Territory, sanofi-aventis or its Affiliates shall compile and submit all regulatory filings’ documentation, and be responsible for interactions with regulatory agencies, for the Product in the Territory. Additionally, sanofi-aventis or its Affiliates shall be responsible for the preparation, filing and maintenance of any applications for Regulatory approval in the Territory for Product Improvement.

10.2	[***]

10.3
Maintenance of Regulatory filings — Save and except for any filing specifically defined as being made by the Licensor, once Regulatory Approval is obtained on Product, sanofi-aventis shall have responsibility to maintain such regulatory filings with the governing Authority.

10.4
Pharmacovigilance — Both Parties jointly designate Licensor as responsible for maintaining, for the Product and the Product Improvement, the global pharmacovigilance database containing Pharmacovigilance Data.

Sanofi-aventis shall be responsible for providing Licensor with the full pharmacovigilance data collected in the Territory. Sanofi-aventis will handle all Pharmacovigilance data from within the Territory in compliance with the processes and procedures in force within the sanofi-aventis group and in compliance with all applicable laws and regulations for the Territory.

[Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]

The Parties agree to cooperate with each other in order to fulfil the safety and regulatory requirements in the Territory. Licensor will distribute worldwide Serious Adverse Event reports to sanofi-aventis in order to allow sanofi-aventis to fulfil its expedited safety reporting obligations within the Territory as per Canadian regulations for marketed products and products under investigation.

Sanofi-aventis agrees to cooperate with Licensor in providing support in order that Licensor fulfils its safety and regulatory obligations in all countries in which Licensor or its affiliates develops, markets, sells or distributes the Licensor brand product or a generic version thereof.

Licensor will prepare international periodic safety reports at defined times post-authorization. Periodic safety reports prepared at least annually by Licensor shall be sent to sanofi-aventis to fulfil Canadian requirements for an annual summary report.

[***]

10.5
Within one hundred and eighty (180) days after the execution of this Agreement, the Parties shall prepare and execute a Safety Data Exchange Agreement to define the responsibilities, format, content, methods of transmission and timelines for safety data collection and exchange and thus to enable both Parties to comply with all pharmacovigilance obligations in the Territory and in the countries where sanofi-aventis has safety reporting obligations on a basis consistent with the provisions above.

10.6	[***]
ARTICLE 11
CONFIDENTIAL INFORMATION
11.1	[***]

11.2	[***]

11.3	[***]

11.4	[***]

11.5	[***]

[Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
ARTICLE 12
REPRESENTATIONS AND WARRANTIES
12.1
Each Party represents and warrants to the other Party that it has the full right and authority to enter into this Agreement and that it is not aware of any impediment which would inhibit its ability to perform the terms and conditions imposed on it by this Agreement and that it has disclosed all information in its possession or control which, in its reasonable opinion, would be material to the other Party entering into this Agreement, and to the best of its knowledge such information does not contain any untrue statement of material fact or omit to state a material fact.

12.2	Representations and Warranties of Licensor — Licensor represents and warrants to sanofi-aventis that:
(a)
All corporate action on the part of Licensor, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of this Agreement and (ii) the performance of all obligations of Licensor hereunder has been taken and this Agreement constitutes the legal and binding obligation of Licensor, enforceable against Licensor in accordance with its terms.

(b)
The execution of this Agreement and the performance of the transactions contemplated by this Agreement by Licensor will not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under any agreement or other instrument to which Licensor is a party or by which it or any of its property is bound.

(c)
Schedule A provides a true, complete and correct list as of the Effective Date of all Patents Rights included within the Licensor Patents, and the filing date, issue date and patent numbers of each such Patent Right (collectively, the “Issued Patents”), and all applications for patents included within the Licensor Patents, including the title, filing date and serial number of each such application (collectively, the “Patent Applications”).

(d)	Licensor has the right to grant sanofi-aventis the licenses that Licensor hereby grants to sanofi-aventis under this Agreement.

(e)
Licensor (i) owns and holds, free and clear of all Liens, all right, title and interest in the Licensor Intellectual Property; (ii) has the exclusive right to use and license the Licensor Intellectual Property for the Product on a worldwide basis and (iii) has the exclusive right to bring actions for the infringement of the Licensor’s Intellectual Property. Licensor has not granted (and is not obligated to grant) to any other Person any license, option or other rights with respect to the Licensor Intellectual Property for the Product.

(f)	Licensor has used its best efforts to protect the confidentiality of any Licensor Know-How.

[Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
(g)
There is no pending or, to the knowledge of Licensor, threatened claim, investigation, arbitration, grievance, litigation, action, suit or proceeding, administrative or judicial, to which Licensor is a party (i) relating to the Licensor Intellectual Property, the Compound or the Product (whether as a plaintiff, defendant or otherwise), at Law or in equity or otherwise, or before any Authority; (ii) contesting the patentability, validity, enforceability, ownership or right to use, assign, license or dispose of any Intellectual Property included in the Licensor Intellectual Property, the Compound or the Product; (iii) asserting that the Licensor Intellectual Property, the Compound or the Product (or the design, manufacture, use, or Commercialization of any of the foregoing) conflicts or will conflict with the Intellectual Property of any other Person, and, to the knowledge of Licensor, there is no basis for any such claim, investigation, arbitration, grievance, litigation, action, suit or proceeding, administrative or judicial, being made or threatened. To Licensor’s knowledge, the Issued Patents are in full force and effect, and are valid and enforceable.

(h)
To Licensor’s knowledge, the exercise by sanofi-aventis of the licensed rights granted to it hereunder, including without limitation, the manufacturing and/or Commercialization of the Compound or the Product, does not and will not infringe or otherwise violate any Third Party Intellectual Property.

(i)	Licensor covenants and agrees to obtain a right for sanofi-aventis to access the data developed by any of its licensees or sublicensees with respect to the Product or the Product Improvement.

(j)
Register of Innovative Drugs — To Licensor’s best knowledge, as of the Effective Date, there is no known impediment to the eventual listing of the Product as an innovative drug on the Register of Innovative Drugs maintained by the Canadian Minister of Health in accordance with Section C.08.004.1 of the Food and Drug Regulations, C.R.C., c.870 (Canada);

(k)
as of the Effective Date, to Licensor’s best knowledge, no new drug submission, supplement to a new drug submission, abbreviated new drug submission, supplement to an abbreviated new drug submission for a drug containing the Compound, other than the Product, or any other application for an authorization to market a drug containing the Compound (together, the “Submissions”) has been filed in the Territory, no notice of compliance in respect of a drug containing the Compound has issued and no drug containing the Compound has been approved in the Territory;

(l)
That Licensor or its predecessor in title, if any, has not consented to the filing of any submission or to a notice of compliance in respect of a drug containing the Compound and shall not consent to the filing of any submission or to a notice of compliance for the Product by a Third Party in the Territory as long as this Agreement is in effect.

[Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
12.3	Representations and Warranties of sanofi-aventis — Sanofi-aventis represents and warrants to Licensor that:
(a)
All corporate action on the part of sanofi-aventis, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of this Agreement; and (ii) the performance of all obligations of sanofi-aventis hereunder has been taken and this Agreement constitutes the legal and binding obligation of sanofi-aventis, enforceable against sanofi-aventis in accordance with its terms.

(b)
The execution of this Agreement and the performance of the transactions contemplated by this Agreement by sanofi-aventis will not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under any agreement or other instrument to which sanofi-aventis is a party or by which it or any of its property is bound.

ARTICLE 13
INDEMNIFICATION
13.1	[***]

13.2	[***]

13.3	[***]

13.4	[***]

13.5
Insurance — Licensor — Licensor agrees to maintain and warrants that it shall maintain, through independent insurers or self-insurance, all risk and general liability insurance consistent with its normal business practices from time to time to cover risks related to the Product and upon sanofi-aventis’ request, shall provide sanofi-aventis with certificates of insurance attesting the existence of such insurance.

13.6
Insurance — Sanofi-aventis — Sanofi-aventis agrees to maintain and warrants that it shall maintain all risk and general liability insurance consistent with its normal business practices from time to time to cover risks related to marketing, promotion, sales, handling, storage and distribution of the Product in the Territory or equivalent self- insurance coverage and upon the Licensor’s request shall provide Licensor with Certificates of Insurance attesting the existence of such insurance.

[Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
ARTICLE 14
TERM AND TERMINATION
14.1
Agreement Term — The Agreement Term shall commence on the Effective Date and terminate, unless earlier terminated in accordance with the provisions of this Agreement, fifteen (15) years from the First Commercial Sales of the Product in the Territory. Thereafter, the Agreement shall be automatically renewed for successive five (5) years period, unless one of the Parties sends a written notice to the other of not less than one hundred and eighty (180) days of its intent to terminate the Agreement. Except if this Agreement is terminated pursuant to Sections 14.2 or 14.4, following termination of this Agreement, the licenses granted to sanofi-aventis by Licensor under this Agreement to make, have made, use and Commercialize the Compound, the Product and the Product Improvement (if applicable) shall be fully paid-up.

14.2
Sanofi-aventis’ Right to Terminate — Sanofi-aventis shall have the unilateral right to terminate this Agreement, in whole or in part at any time by providing one hundred eighty (180) days prior written notice to Licensor.

14.3	Material Breach by Licensor — If Licensor:
(a)	materially breaches this Agreement in a manner which cannot be cured;
(b)	materially breaches this Agreement in a manner that can be cured and such breach remains uncured for ninety (90) days following written notice of breach by sanofi-aventis; or
(c)
is subject to a petition for relief under any bankruptcy legislation, or makes an assignment for the benefit of creditors, or is subject to the appointment of a receiver for all or a substantial part of Licensor’s assets, and such petition, assignment or appointment prevents Licensor (as a legal or as a practical matter) from performing its obligations under this Agreement, or such petition, assignment or appointment is not otherwise dismissed or vacated within ninety (90) days,

[***].
14.4	Material Breach by sanofi-aventis — If sanofi-aventis:
(a)	materially breaches this Agreement in a manner which cannot be cured;

(b)	materially breaches this Agreement in a manner that can be cured and such breach remains uncured for ninety (90) days following written notice of breach; or

(c)
is subject to a petition for relief under any bankruptcy legislation, or makes an assignment for the benefit of creditors, or is subject to the appointment of a receiver for all or a substantial part of sanofi-aventis’ assets, and such petition, assignment or appointment prevents sanofi-aventis (as a legal or as a practical matter) from performing its obligations under this Agreement, or such petition, assignment or appointment is not otherwise dismissed or vacated within ninety (90) days;

[Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]

then on each such occasion, Licensor shall have the right to seek monetary damages for such material breach and/or equitable relief to prevent such material breach from continuing or occurring again in the future. In the event of any material breach of this Agreement by sanofi-aventis, Licensor shall have the right to terminate this Agreement for cause.

14.5
Consequences of Termination — Upon (a) any termination of this Agreement by Licensor pursuant to Section 14.4, or (b) termination of this Agreement by sanofi-aventis pursuant to Section 14.2 or 14.3 , all rights and licenses granted by Licensor to sanofi-aventis under this Agreement (or with respect to that Product) shall terminate on the effective date of termination. In the event of any such termination, the following effects of termination shall apply:

14.6	[***]

14.7	[***]

14.8	[***]
ARTICLE 15
GOVERNING LAW AND DISPUTE RESOLUTIONS
15.1	Governing Law — This Agreement shall be governed by and construed in accordance with the laws in force in the State of New York, without reference to its conflict of laws principles.
15.2	[***]
15.3	[***].

[Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
ARTICLE 16
MISCELLANEOUS
16.1	[***]

16.2
License Registration and Recordal — Each Party shall have the right, at its sole cost and expense, to register, record and otherwise document the license granted in Section 2.1 in any country where there are any pending or issued Licensor Patents. To effect such registration, recordal or other documentation, the Party may file any type of form upon which the Parties may agree or as requested by applicable Laws. In addition, either Party may require that the other Party execute a “short form” license in order to effect the foregoing registration, recordal or other documentation in any such country, and may record such short form license, but no short form license shall in any way alter or otherwise affect the rights and obligations of the Parties under this Agreement. Each Party shall have the right, at its sole cost and expense, to register, record and otherwise document any assignments of Patent Rights provided for by this Agreement.

16.3
Notices — Any notices required or permitted to be given hereunder shall be in writing and shall be effectively given if delivered personally, sent by prepaid courier service or certified mail, return receipt requested, or sent by telecopier or other similar means of electronic communication (confirmed on the same or following date by prepaid mail) addressed as follows:

in the case of sanofi-aventis to:
sanofi-aventis Canada Inc.
[***]
in the case of Licensor to:
Winston Laboratories, Inc.
[***]

any notice so given shall be deemed conclusively to have been given and received when so personally delivered or sent by telecopier or on the second day following the sending thereof by private courier and, except in the case of a postal disruption, on the sixth day following the sending thereof by prepaid mail, certified, return receipt requested. If the day on which any notice is deemed to have been received is not a Business Day, then the notice shall be deemed to have been received on the Business Day next following such day. Either party hereto may change any particulars of its address for notice by notice to the other party in the manner aforesaid.

16.4	[***]

16.5	Currency — Unless otherwise indicated, all dollar amounts referred to in this Agreement are expressed in Canadian dollars.

16.6	[***]

[Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
16.7
Headings — The division of this Agreement into Articles and Sections and the insertion of headings are for the convenience of reference only and shall not affect the construction or interpretation of this Agreement.

16.8
Entire Agreement — This Agreement, together with any Confidentiality or Non-Disclosure Agreement contemplated by Section 11.4, as applicable, shall constitute the entire agreement between the Parties and supersede and replace in all respects any other agreements, whether oral or written, expressed or implied, as they pertain to the subject matter hereof. There are no representations, warranties, covenants, conditions or other agreements, express or implied, collateral, statutory or otherwise, between the Parties in connection with the subject matter of this Agreement except as specifically set forth herein and therein and neither Party has relied or is relying on any other information, discussion or understanding in entering into and completing the transactions contemplated in this Agreement.

16.9
Severability — Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remaining terms and conditions hereof.

16.10	Binding Effect — This Agreement shall be binding upon and enure to the benefit of the respective successors and permitted assigns of the Parties.

16.11
Relationship — Nothing in this Agreement shall be construed to create a partnership, joint venture, principal-agent or employer-employee relationship and nothing herein shall be deemed to authorize either party to act for, represent or bind the other party.

16.12
Waiver — The waiver by any party hereto of any breach of any term, obligation or condition herein contained shall not be deemed to be a waiver of such term, obligation or condition or of any subsequent breach of the same or any other term, obligation or condition herein contained unless the waiver is in writing.

16.13
Further Assurances — The Parties hereto agree to execute such further agreements, documents, instruments and the like as may be necessary or desirable from time to time in order to effect the purposes of this Agreement and to carry out its provisions.

16.14
Counterparts — This Agreement may be executed in any number of counterparts (including counterparts by facsimile), each of which, once executed, shall be deemed an original of this Agreement and all of which together shall constitute one and the same agreement.

16.15
Language — The Parties hereto declare that they have required that this Agreement and any documents relating thereto be drawn up in English. Les parties aux présentes déclarent qu’elles ont exigé que cette entente et tous les documents y afférants soient rédigés en anglais.

[Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
IN WITNESS WHEREOF, the Parties hereto have caused their authorized representatives to execute this Agreement effective as of the Effective Date by signing below.

SANOFI-AVENTIS-AVENTIS CANADA INC.
Per:	/s/ Jérôme Silvestre
	Name:	Jérôme Silvestre
	Title:	President & CEO

Per:	/s/ Pat Papillo
	Name:	Pat Papillo
	Title:	Director, Financial Controlling

LICENSOR
Per:	/s/ Joel Bernstein
	Name:	Dr. Joel Bernstein
	Title:	President & CEO

LICENSOR
Per:	/s/ David Starr
	Name:	David Starr
	Title:	Chief Financial Officer

[Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
Schedule A
LICENSOR PATENTS

			PATENT /	STATUS:
			APPLICATION	PENDING /	EXPIRY
OWNER	DESCRIPTION	COUNTRY	No.	ISSUED	DATE
WINSTON	Method for treating painful, inflammatory or
allergic disorders
	(civamide)	Canada	2070685	Issued	Jun. 28, 2010

[Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
Schedule B
TECHNOLOGY TRANSFER GUIDE
[***]

[Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
Schedule C
BATCH SIZES
[***]

[Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with a series of three asterisks in brackets [***], has been filed separately with the Securities and Exchange Commission.]
Schedule D
PURCHASE PRICE
[***]